Filed Pursuant to Rule 424(b)(3)

Registration Nos. 333-269091

PROSPECTUS

Up to $50,000,000

Ordinary Shares

We have entered into a Controlled Equity OfferingSM Sales Agreement, or the Sales Agreement, with Cantor Fitzgerald & Co., together referred to herein as the Sales Agent, relating to our ordinary shares, nominal value €0.01 per share, offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our ordinary shares having an aggregate offering price of up to $50,000,000 from time to time through or to the Sales Agent, acting as our agent or principal.

Our ordinary shares are listed on the Nasdaq Capital Market under the trading symbol “MYNZ.” On December 27, 2022, the last reported sale price of our ordinary shares was $7.04 per share.

Sales of our ordinary shares, if any, under this prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Sales Agent is not required to sell any specific amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agent for sales of ordinary shares sold pursuant to the Sales Agreement will be equal to 3.0% of the gross proceeds of any ordinary shares sold under the Sales Agreement. In connection with the sale of the ordinary shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended. See “Plan of Distribution” beginning on page 10 for additional information regarding the compensation payable to the Sales Agent.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Summary–Emerging Growth Company.”

This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss. In reviewing this prospectus and the documents incorporated herein by reference you should carefully consider the matters described under the caption “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cantor

The date of this prospectus is January 6, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may offer shares of our ordinary shares having an aggregate offering price of up to $150,000,000. Under this prospectus, we may offer our ordinary shares having an aggregate offering price of up to $50,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.

Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the sections titled “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of our ordinary shares in this prospectus, which describes the specific details regarding this offering. If information in this prospectus is inconsistent with the documents incorporated by reference in this prospectus filed prior to the date of this prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus or in any free writing prospectus prepared by us or on our behalf. We have not, and the Sales Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Information contained on our website is not part of this prospectus. We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the ordinary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus, unless the context suggests otherwise, the terms “Mainz Biomed N.V.,” “the company,” “we,” “us,” “our” and similar references refer to Mainz Biomed N.V.

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a molecular genetics cancer diagnostic company formed in 2021 to acquire PharmGenomics GmbH (“PharmGenomics”) with the purpose of commercializing their product portfolio in Europe and the United States. PharmGenomics, a German DIN EN ISO 13485-certified manufacturer of in-vitro diagnostic (“IVD”) tests with its own molecular genetic laboratory, has developed several IVD tests for the European market since it was founded in 2008.

Our portfolio consists of the following products and product candidates:

●	ColoAlert, a colorectal cancer (“CRC”) screening stool DNA (“deoxyribonucleic acid”) test licensed from ColoAlert AS and sold in Europe and

●	PancAlert, a product candidate in an early stage of research for a pancreatic cancer screening test based on Real-Time Polymerase Chain Reaction (“PCR”)-based multiplex detection of molecular-genetic biomarkers in stool samples.

Products and Product Candidates

We strive to make the diagnosis of various diseases more effective by using the latest genetic diagnostic technologies. Enabling earlier detection of these diseases allows for earlier and better therapy for affected individuals. In addition to offering the CRC screening test, ColoAlert, we are currently developing two product candidates, PancAlert and GenoStrip. We aim to use known and existing biomarkers (concepts) in applicable and reliable diagnostic tools.

ColoAlert

We offer a CRC screening test, ColoAlert. We believe that molecular genetic stool tests like ColoAlert increase the low participation rate in CRC screening and shift the detection of CRC to an earlier point of time which, in turn, increases the likelihood of successful treatment of the cancer. ColoAlert is currently offered primarily in German-speaking countries due to the geographical location of our offices and facilities. In Germany alone, more than 31 million people are older than the suggested screening age of 50, resulting in a total available market of over 10 million tests per year, based on a screening interval of three years. Over 5 million of them are privately insured and eligible for complete reimbursement.

ColoAlert is a multitarget test in which the stool sample is analyzed for genetic anomalies as well as for the presence of hidden blood, which is often called occult blood. The genetic markers were chosen to complement the diagnostic accuracy of the occult blood test and lead to an increased clinical added value.

We target individuals covered by national CRC screening programs. Most screening programs recommend CRC screening starting at age 50. However, a trend exists to further lower the screening age. For example, the FDA recently recommended CRC screening starting at age 45.

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We license the ColoAlert test from a Norwegian research and development company, ColoAlert AS, pursuant to an exclusive licensing agreement dated January 1, 2019. Pursuant to the terms of our license, we pay ColoAlert AS 50% of the net profit that we generate from the ColoAlert test, in addition to a protection fee of €5 per test sold. The licensing agreement has no fixed term but will be terminated if the quarterly fee paid to ColoAlert AS is less than €25,000 for each of the quarters ending on or prior to December 31, 2022 and €250,000 per quarter thereafter. On February 11, 2021, we obtained an option exercisable for three years to acquire the intellectual property for the ColoAlert test for (i) either a one-time cash payment of €2,000,000 or a €4,000,000 payment in ordinary shares at the valuation of our most recent financing plus (ii) a lifetime royalty payment of €3 per ColoAlert test sold. If we opt to make the one-time payment in cash, ColoAlert AS has the right to require us to pay the €2,000,000 in ordinary shares at the valuation of our most recent financing.

In the European Union, ColoAlert is a CE-IVD registered product under the current In-Vitro Diagnostics Directive 98/79 /EC (“IVD-D”). Starting on May 26, 2022, IVD products in the European Union will be regulated by the In-Vitro Diagnostics Regulation, EU 2017/746 (“IVD-R”), which replaces the IVD-D. We are currently evaluating the necessary steps to meet the upcoming regulations for our ColoAlert product. ColoAlert is currently validated on the Roche LightCycler 480 II and Roche Lightcycler 2.0. Mainz BioMed is planning to validate the test on additional real time PCR instruments used in many laboratories worldwide to allow a potential faster market penetration.

We manufacture the ColoAlert IVD test kits at our facility in Mainz, Germany.

In January 2022, we entered into a Technology Rights Agreement related a portfolio of novel mRNA biomarkers developed at the Université de Sherbrooke (the “UdeS Biomarkers”. Pursuant to the agreement, we acquired an exclusive unilateral option to acquire an exclusive license to the UdeS Biomarkers in exchange for a payment of €10,000 and an agreement to pay for the prosecution and maintenance of certain intellectual property relating to the UdeS Biomarkers. The option to license the technology is for one year, which period can be extended at our sole discretion for six additional months (the “Option Period”).

The UdeS Biomarkers are five gene expression biomarkers which have demonstrated a high degree of effectiveness in detecting CRC lesions including advanced adenomas (“AA”), a type of pre-cancerous polyp often attributed to this deadly disease. In a UdeS sponsored study evaluating these biomarkers,5 study results achieved overall sensitivities of 75% for AA and 95% for CRC, respectively, for a 96% specificity outcome.

We have a license during the Option Period to use the UdeS Biomarkers to further analyze their sensitivity and specificity. Depending on positive results from these further studies, we intend to exercise the option to license the UdeS Biomarkers for future integration into ColoAlert. If we exercise the option, we will pay the licensor a royalty on all products incorporating the UdeS Biomarkers and we will pay for the prosecution and maintenance of patents relating to the UdeS Biomarkers.

PancAlert

We are in the early stages of developing PancAlert, a stool-based screening test for the detection of pancreatic cancer. According to the Global Cancer Observatory, pancreatic cancer was diagnosed in over 460,000 patients worldwide in 2018.6 Due to the asymptomatic early stages, in most cases this disease is detected too late, making pancreatic cancer one of the most lethal malignant neoplasms with over 430,000 annual deaths in 2018 according to the Global Cancer Observatory.

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Our goal is to make PancAlert the world’s first pancreatic cancer screening test based on Real-Time PCR-based multiplex detection of molecular-genetic biomarkers in stool samples. The most promising candidates for disease-specific biomarkers to date are KRAS, mBMP3, NDRG4, and GNAS codon 201. In addition, the platform technology used will enable simple integration of further biomarkers if indicated. The analysis of the results will be additionally facilitated by a specialized IT solution. Although we have conducted some in house clinical trials, we do not expect this to become a commercially available product in the near future, if at all. If further clinical studies show promising results, we intend to start developing an IVD-R and FDA approvable product for the European and U.S. market.

As we are in the early stages of development and have only commenced preclinical trials, we cannot be sure that at this time that PancAlert will ever receive the necessary governmental approvals for us to offer an actual product or that it will be commercially viable if we do. If we do create a commercially viable product, it may not be in the near-term, and our revenues may be wholly reliant on ColoAlert until we do.

Corporate Information

We are a public company under Dutch law. We were incorporated on March 8, 2021 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. We were formed to acquire PharmGenomics GmbH (“PharmGenomics”), a German company with limited liability, and we acquired PharmGenomics on September 20, 2021. On November 9, 2021, we converted into a Dutch public company with limited liability (naamloze vennootschap). The address for our principal place of business is Robert Koch Strasse 50, 55129 Mainz, Germany, and the telephone number is +49 6131 5542860. Pharmgenomics GmbH changed its name subsequent to the acquisition to Mainz Biomed Germany GmbH.

Summary of Selected Risk Factors Associated with Our Business

The following is a summary of the principal risks associated with an investment in our ordinary shares:

●	We are an early revenue stage company and have incurred operating losses since inception, and we do not know when we will attain profitability. An investment in our securities is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

●	Terms of subsequent financings may adversely impact your investment.

●	Our inability to manage growth could harm our business.

●	We substantially depend upon our management.

●	Failure of our internal controls over financial reporting could harm our business and financial results.

●	You may face difficulties protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under the laws of the Netherlands, a substantial portion of our assets are in the European Union and a majority of our directors and executive officers reside outside the United States.

●	Global economic conditions could materially adversely impact demand for our products and services.

●	Changes to trade policy, tariffs, and import/export regulations may have a material adverse effect on our business, financial condition, and results of operations.

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●	Fluctuations in currency exchange rates may significantly impact our results of operations.

●	We may fail to generate sufficient revenue from our relationships with our clients or laboratory partners to achieve and maintain profitability.

●	Our success depends heavily on our ColoAlert screening tests.

●	Sales of our diagnostic tests could be adversely impacted by the reluctance of physicians to adopt the use of our tests and by the availability of competing diagnostic tests.

●	We may not succeed in establishing, maintaining and strengthening ColoAlert and other brands associated with Mainz Biomed’s products, which would materially and adversely affect acceptance of our diagnostic tests, and our business, revenues and prospects.

●	We might decide not to incorporate the UdeS Biomarkers after we conclude additional studies on such biomarkers.

●	We may face technology transfer challenges and expenses in adding new tests to our portfolio and in expanding our reach into new geographical areas.

●	If third party payors do not provide reimbursement, breach, rescind or modify their contracts or reimbursement policies or delay payments for our tests, or we are unable to successfully renegotiate reimbursement contracts, our commercial success could be compromised.

●	We may depend on possible future collaborations to develop and commercialize many of our diagnostic test candidates and to provide the manufacturing, regulatory compliance, sales, marketing and distribution capabilities required for the success of our business.

●	If we are unable to obtain and enforce patents and to protect our trade secrets, others could use our technology to compete with us, which could create undue competition and pricing pressures. There is no certainty that any future patent applications will result in the issuance of patents or that issued patents, if we receive any, will be deemed enforceable.

●	Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

●	Results of FDA required studies may not create desired clinical performance resulting in follow-on studies delaying the launch of the product in the US.

●	Our global operations expose us to numerous and sometimes conflicting legal and regulatory requirements, and violations of these requirements could harm our business.

●	Our business is subject to various complex laws and regulations. We could be subject to significant fines and penalties if we or our partners fail to comply with these laws and regulations.

●	We will have to maintain facilities, or maintain relationships with third party laboratories, for the manufacture and use of diagnostic tests. Our ability to provide services and pursue our research and development and commercialization efforts may be jeopardized if these facilities were to be harmed or rendered inoperable.

●	We anticipate being required to obtain regulatory approval of our diagnostic test products to enter new markets.

●	We are required to comply with national, regional and local laws governing the privacy of health information, and any failure to comply with these laws could result in material criminal and civil penalties.

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●	The market price of our ordinary shares may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

●	You may experience dilution of your ownership interests if we issue additional ordinary shares or preferred shares.

●	Volatility in our ordinary shares price may subject us to securities litigation.

●	If we are, or were to become, a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes, U.S. investors in our ordinary shares would be subject to certain adverse U.S. federal income tax consequences.

●	Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

●	You may experience immediate and substantial dilution.

●	You may experience future dilution as a result of future equity offerings.

●	It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.

●	The ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Corporate Information

We are a public company under Dutch law. We were incorporated on March 8, 2021 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. We were formed to acquire PharmGenomics GmbH (“PharmGenomics”), a German company with limited liability, and we acquired PharmGenomics on September 20, 2021. On November 9, 2021, we converted into a Dutch public company with limited liability (naamloze vennootschap). The address for our principal place of business is Robert Koch Strasse 50, 55129 Mainz, Germany, and the telephone number is +49 6131 5542860. Pharmgenomics GmbH changed its name subsequent to the acquisition to Mainz Biomed Germany GmbH.

Emerging Growth Company

We qualify as an Emerging Growth Company (“EGC”), as defined in the JOBS Act. As an EGC, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including reduced disclosure about our executive compensation arrangements, exemption from the requirements to hold non-binding advisory votes on executive compensation and golden parachute payments and exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until December 31, 2026 or such earlier time that we are no longer an emerging growth company. We would cease to be an EGC earlier if we have more than $1.235 billion in annual revenue, we have more than $700.0 million in market value of our stock held by non-affiliates (and we have been a public company for at least 12 months and have filed one annual report on Form 20-F) or we issue more than $1.0 billion of non-convertible debt securities over a three-year period. For so long as we remain an EGC, we are permitted, and intend, to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not EGCs. We may choose to take advantage of some, but not all, of the available exemptions.

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THE OFFERING

Ordinary shares offered by us	Ordinary shares, nominal value €0.01 per share, with an aggregate sale price of up to $50,000,000.

Ordinary shares to be outstanding after this offering	Up to 21,595,246 shares, assuming the sale of 7,102,273 ordinary shares in this offering at a public offering price of $7.04 per share, which was the last reported sale price of our ordinary shares on the Nasdaq Capital Market on December 27, 2022, for gross proceeds of $50,000,000. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to the Sales Agent. See “Plan of Distribution” on page 10.

Use of Proceeds	We intend to use the net proceeds from this offering, if any, as described in “Use of Proceeds” on page 9.

Risk Factors	Investment in our securities involves a high degree of risk. You should read the “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of factors to consider before deciding to purchase our ordinary shares.

Nasdaq Capital Market trading symbol	“MYNZ”

The number of our shares of ordinary shares outstanding after this offering is based on 14,492,973 shares of ordinary shares outstanding as of December 27, 2022, and excludes:

●	2,394,150 ordinary shares issuable upon the exercise of outstanding stock options as of December 27, 2022, with a weighted-average exercise price of $7.18 per share;

●	3,387,500 ordinary shares issuable upon the exercise of outstanding warrants as of December 27, 2022, with a weighted-average exercise price of $3.10 per share; and

●	405,850 ordinary shares reserved for future issuance under our 2021 and 2022 Omnibus Incentive Plans.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the section titled “Risk Factors” contained in any related free writing prospectus, our most recent Annual Report on Form 20-F and any subsequent filings with the SEC which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

Additional Risks Relating to the Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering, if any, for research and development (primarily for the further development of ColoAlert and PancAlert), clinical studies for FDA approval of ColoAlert, marketing and sales and for general corporate purposes. We may also use a portion of the net proceeds from this offering to in-license, acquire or invest in complementary businesses, technologies, products or assets. Although we currently have no agreements, commitments or obligations to do so, we evaluate such opportunities and engage in related discussions with third parties from time to time.

Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our ordinary shares.

You may experience immediate and substantial dilution.

If you invest in our ordinary shares, your ownership interest will be diluted to the extent the price per share you pay in this offering is higher than the net tangible book value per share immediately after this offering. Our net tangible book value as of June 30, 2022, was approximately $23.8 million, or $1.64 per share. Net tangible book value is total tangible assets less our total liabilities divided by the number of ordinary shares outstanding as of June 30, 2022. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. The offering price per share in this offering may exceed the net tangible book value per share outstanding prior to this offering, in which case investors will incur immediate and substantial dilution. The exercise of outstanding stock options and warrants may also result in further dilution of your investment.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

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It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver instruction to the Sales Agent to sell ordinary shares at any time throughout the term of the sales agreement. The number of shares that are sold through or to the Sales Agent, if any, after our instruction will fluctuate based on a number of factors, including the market price of our ordinary shares during the sales period, the limits we set with the Sales Agent in any instruction to sell shares, and the demand for our ordinary shares during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including, without limitation, statements regarding our future results of operations and financial position, business strategy, transformation, strategic priorities and future progress, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “project,” “believe,” “estimate” or “predict” “or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described in the sections entitled “Risk Factors” and in our periodic filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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USE OF PROCEEDS

The amount of proceeds from this offering depends upon the number of ordinary shares sold and the market price at which they are sold. We may not be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agent as a source of financing.

We intend to use the net proceeds from this offering, if any, for research and development (primarily for the further development of ColoAlert and PancAlert), clinical studies for FDA approval of ColoAlert, marketing and sales and for general corporate purposes. We may also use a portion of the net proceeds from this offering to in-license, acquire or invest in complementary businesses, technologies, products or assets. Although we currently have no agreements, commitments or obligations to do so, we evaluate such opportunities and engage in related discussions with third parties from time to time.

DILUTION

If you invest in our ordinary shares in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per ordinary share and the as adjusted net tangible book value per ordinary share after this offering.

Our historical net tangible book value as of June 30, 2022 was $23.8 million, or $1.64 per share. Our historical net tangible book value represents our total tangible assets less total liabilities. Historical net tangible book value per share is our historical net tangible book value divided by the number of our ordinary shares outstanding as of June 30, 2022.

After giving effect to the sale of $50,000,000 of ordinary shares in this offering at an assumed public offering price of $7.04 per share, which was the closing price of our ordinary shares as reported on the Nasdaq Capital Market on December 27, 2022, and after deducting offering commissions and expenses payable by us, our net tangible book value as of June 30, 2022, would have been $72.0 million, or $3.33 per share. This represents an immediate increase in net tangible book value of $1.69 per share to our existing stockholders and an immediate dilution in net tangible book value of $3.71 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed public offering price per share		$7.04
Net tangible book value per share as of June 30, 2022	$1.64
Increase in net tangible book value per share attributable to new investors in offering	1.69
As adjusted net tangible book value per share as of June 30, 2022, after giving effect to this offering		3.33
Dilution per share to new investors		$(3.71)

The number of our ordinary shares outstanding after this offering is based on 14,482,973 ordinary shares outstanding as of June 30, 2022, and excludes:

●	10,000 ordinary shares issued since June 30, 2022;

●	2,394,150 ordinary shares issuable upon the exercise of outstanding stock options as of December 27, 2022, with a weighted-average exercise price of $7.18 per share;

●	3,387,500 ordinary shares issuable upon the exercise of outstanding warrants as of December 27, 2022, with a weighted-average exercise price of $3.10 per share; and

●	405,850 ordinary shares reserved for future issuance under our 2021 Omnibus Incentive Plan.

To the extent that any of these outstanding options and warrants are exercised there will be further dilution to new investors.

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PLAN OF DISTRIBUTION

We have entered into the Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (the “Sales Agent”) under which we may issue and sell from time to time up to $50,000,000 of our ordinary shares to or through the Sales Agent, as agent or principal. A copy of the Sales Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may offer and sell shares of our ordinary shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Sales Agent not to sell ordinary shares if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agent may suspend the offering of ordinary shares upon notice and subject to other conditions.

We will pay the Sales Agent commissions, in cash, for its services in acting as agent or principal in the sale of our ordinary shares. The Sales Agent is entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agent for certain specified expenses, including the reasonable and documented fees and disbursements of its legal counsel in an amount not to exceed $75,000 in connection with the filing of the Sales Agreement with the SEC and $15,000 per calendar quarter thereafter in connection with any updates at the time of certain filings as described in the Sales Agreement. We estimate that the total expenses for the offering under this prospectus, excluding compensation and reimbursements payable to the Sales Agent under the terms of the Sales Agreement, will be approximately $300,000.

Settlement for sales of ordinary shares will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ordinary shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to sell on our behalf the ordinary shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the ordinary shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent (and its partners, members, directors, officers, employees and agents) against certain civil liabilities, including liabilities under the Securities Act.

This offering of ordinary shares pursuant to the Sales Agreement will terminate upon the termination or expiration of the Sales Agreement as permitted therein.

We have also entered into a separate capital markets advisory agreement with Cantor Fitzgerald & Co. dated April 29, 2022, pursuant to which Cantor Fitzgerald & Co. has received customary fees and expenses. The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us, our subsidiaries and our affiliates, for which services it may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by the Sales Agent and the Sales Agent may distribute this prospectus electronically.

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LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. CMS Derks Star Busmann N.V. is acting as counsel to our company regarding Dutch securities law matters and will pass upon the validity of the ordinary shares offered hereby. The current address of CMS Derks Star Busmann N.V. is Atrium, Parnassusweg 737, 1077 DG Amsterdam, Netherlands. The Sales Agent is being represented by Duane Morris LLP, New York, New York, in connection with this offering.

EXPERTS

The financial statements of Mainz Biomed, N.V. as of December 31, 2021 and 2020, the related consolidated statements of comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for the years then ended, and related notes included in this prospectus and registration statement have been so included in reliance on the report of BF Borgers CPA P.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. BF Borgers CPA P.C. has offices at 5400 W Cedar Ave, Lakewood, CO 80226. Their telephone number is (303) 953-1454.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the ordinary shares that we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 20-F and Current Reports on Form 6-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the section of our website titled “Investors”. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www.mainzbiomed.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on May 3, 2022;

●	Current Report on Form 6-K furnished to the SEC on June 3, 2022;

●	Current Report on Form 6-K furnished to the SEC on July 1, 2022;

●	Current Report on Form 6-K furnished to the SEC on September 7, 2022;

●	Current Report on Form 6-K furnished to the SEC on September 28, 2022;

●	Current Report on Form 6-K furnished to the SEC on November 4, 2022; and

●	Current Report on Form 6-K furnished to the SEC on December 20, 2022.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under a current report on Form 6-K, will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Chief Executive Officer at Mainz Biomed N.V., Robert Koch Strasse 50, 55129 Mainz, Germany or by calling +49 6131 5542860.

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$50,000,000

MAINZ BIOMED, N.V.

Ordinary Shares

PROSPECTUS

Cantor

January 6, 2023